EXHIBIT (C)(3)
Highly Confidential Presentation to United Tennessee Bankshares, Inc. January 15, 2005 Presentation to United Tennessee Bankshares, Inc. January 15, 2005

1. Market Update
2. Strategic Alternatives
3. "Stay the Course" Strategy
4. Going Private Strategy
5. Subchapter S Conversion Strategy
6. Acquisition Strategy
7. United Tennessee Bankshares, Inc.

Triangle Capital Partners Triangle Capital Partners, LLC 3600 Glenwood Avenue, Suite 104 Raleigh, NC 27612 Fax: (919) 719 - 4777 www.trianglecapitalpartners.co m John Schramm Bill Wagner Mike Patterson Managing Director Managing Director Managing Director Phone: (919) 719 - 4783 Phone: (919) 719 - 4782 Phone: (919) 719 - 4786 jschramm@trianglecapitalpart ners.com wwagner@trianglecapitalpartn ers.com mpatterson@trianglecapitalpar tners.com Garland Tucker Tarlton Long David Parker Managing Director Managing Director Managing Director Phone: (919) 719 - 4779 Phone: (919) 719 - 4780 Phone: (919) 719 - 4781 gtucker@trianglecapitalpartne rs.com tlong@trianglecapitalpartners. com dparker@trianglecapitalpartne rs.com

1. Market Update

3-Year Indexed Market Performance 1 * As of the market close on 01/07/2005.

Trading Market Conditions Thrifts* Assets All U.S. Southeast $100MM- $250MM UTBI Pricing Ratios 276 Thrifts 28 Thrifts 70 Thrifts $20.50 Price/Book Value % 152% 122% 117% 137% Price/Tangible BV % 165% 136% 121% 143% Price/LTM Earnings x 18.4x 23.2x 20.2x 12.2x Price/LTM Core Earnings x 18.8x 22.2x 21.5x 14.9x Price/2004E Earnings x 17.0x 24.0x 32.2x NA Dividend Yield % 2.1% 2.2% 2.1% 1.8% Market Value ($mil) $58 $24 $23 $25 Company Financials Total Assets ($mil) $358 $153 $156 $123 Tangible Equity/Assets % 8.7% 9.7% 10.3% 14.0% NPAs/Assets % 0.37% 0.63% 0.59% 0.13% ROA % 0.73% 0.74% 0.66% 1.72% ROE % 7.2% 4.7% 5.5% 11.9% Efficiency Ratio % 66% 70% 72% 52% * Median ratios for publicly traded thrifts Source: SNL Financial, LC as of 01/07/2005

Trading Market Observations Near term price appreciation will be limited Future price appreciation will depend on EPS growth Little optimism for margin expansion if yield curve continues to flatten An improving economy may cause investors to rotate out of financial stocks Support of dividend yield to cushion downside Frightening similarity to 1998

Merger Market Conditions Thrifts* $100MM-$250MM All U.S. Southeast Assets Pricing Ratios 103 Deals 9 Deals 22 Deals Price/Book Value % 169% 181% 168% Price/Tangible BV % 187% 216% 182% Price/LTM Earnings x 19.6x 15.6x 20.0x Price/LTM Core Earnings x 20.7x 16.6x 30.2x Premium to Tang BV/ Core Deposits % 15.6% 18.0% 17.8% Market Price Premium % 22% 31% NM Deal Value ($mil) $66.6 $41.5 $31.2 Company Financials Total Assets ($mil) $323 $258 $193 Tangible Equity/Assets % 8.7% 6.9% 10.8% NPAs/Assets % 0.36% 0.47% 0.35% ROA % 0.77% 0.84% 0.81% ROE % 8.2% 10.2% 8.1% Efficiency Ratio % 69% 70% 72% * Median ratios for thrift mergers and acquisitions announced in the last two years Source: SNL Financial, LC as of 01/07/2005

Historical Thrift M&A Pricing

Deal Consideration 6 Thrift deals by year. Source: SNL Financial, LC

Recent Tennessee Deals

Seller / Buyer			Terms			Pricing Ratios			Seller Financials				
Company	B/ T	Assets ($mil)	Date	P M T	Value ($mil)	Price/ Tang. Book Val.	Price/ Rep. EPS LTM	Tang BV Prem/ Core Dep.	ROA FY	ROE FY	Effic. Ratio	Tang. Equity	NPAs/ Assets
Academy Bank	B	42	12/15/04	M	NA	NA	NA	NA	0.94	7.5	74	12.3	0.33
BankTennessee	B	191	11/22/04	P	18	123	NM	2.8	-0.18	-2.4	98	7.5	4.85
Premier Bancorp Inc.	B	149	09/17/04	M	37	417	35.8	30.3	0.93	10.0	65	8.1	0.28
Dekalb Community Bank	B	110	09/13/04	S	NA	NA	NA	NA	1.21	16.5	54	6.9	0.23
Community Bank of Smith County	B	72	09/13/04	S	NA	NA	NA	NA	1.14	12.8	58	8.3	0.38
Bank of Mason	B	8	08/24/04		NA	NA	NA	NA	0.26	2.5	87	11.8	0.35
Friendship Bancshares Inc.	B	83	08/18/04	C	9	295	NM	12.7	-1.03	-11.1	91	10.2	1.87
National Commerce Finl Corp.	B	23,039	05/07/04	M	7,433	451	20.8	48.3	1.40	11.5	52	7.1	0.28
American City Bancorp Inc.	B	126	03/08/04	C	21	249	30.1	14.6	1.28	17.5	65	7.5	0.45
Renasant Bancshares Inc.	B	214	02/17/04	M	57	335	NM	29.8	0.55	6.8	68	8.0	0.33
Union Planters Corp.	B	31,911	01/22/04	S	6,001	NM	NM	0.0	1.62	16.5	56	7.0	0.82
PCB Bancorp Inc.	B	167	12/31/03	C	36	268	NA	16.4	1.11	13.7	NA	8.1	0.62
Trust One Bank	B	424	12/17/03	S	111	342	23.2	29.6	1.08	15.2	47	7.6	0.38
Enterprise Bancshares Inc.	B	262	12/11/03	C	53	282	NM	21.6	0.42	5.4	77	7.2	2.10
Independent Bankshares Corp.	B	169	06/18/03	M	30	197	25.8	12.5	NA	NA	67	9.0	0.89
First Central Bancshares, Inc.	B	150	01/08/03	M	29	239	22.7	14.5	0.78	9.3	69	8.5	0.41
Tennessee Bank Median		**159**			**37**	**282**	**24.5**	**15.5**	**0.94**	**10.0**	**67**	**8.0**	**0.40**

7

TRIANGLE CAPITAL PARTNERS
Investment Bankers

M&A Market Observations M&A activity expected to increase Mixed consideration will continue to be the most popular deal structure Typical buyer of a community bank is a community bank Regional consolidators are emerging

2. Strategic Alternatives

Financial Summary

Balance Sheet ($000s)	2001	2002	2003	LTM 9/30/2004	Comments
Total Assets	100,811	111,753	116,982	122,771	Solid asset growth (7.4% CAGR)
Net Loans	72,200	78,362	77,953	78,526	Slower loan growth (3.1% CAGR)
Deposits	84,810	93,747	98,107	102,593	Strong deposit growth (7.2% CAGR)
Borrowings	-	-	-	-	No debt
Equity	14,168	15,925	16,893	17,856	Strong internal capital generation (8.8% CAGR)
Tangible Equity	13,215	15,052	16,100	17,123	Declining level of intangibles (from UPC branch)
Profitability					
Net Income ($000s)	1,111	1,762	2,006	2,059	Net income had been rising - not all core
ROA	1.09	1.63	1.77	1.72	Outstanding ROA
ROE	7.8	11.7	12.5	11.9	Improving ROE
Core ROA	1.06	1.63	1.56	1.41	Core ROA and ROE are lower due to elimination
Core ROE	7.5	11.7	11.0	9.8	of gains and application of consistent tax rate
Net Interest Margin	3.86	4.94	4.77	4.67	Margin has been declining - still very strong
Non-Interest Income/Avg Assets	0.37	0.34	0.41	0.42	Fee income gradually increasing
Non-Interest Expense/Avg Assets	2.42	2.44	2.50	2.60	Below average operating expenses
Efficiency Ratio	55.5	46.5	48.2	52.1	Excellent efficiency ratio
Key Ratios					
NPAs/Assets	0.42	0.45	0.59	0.13	Excellent asset quality
Reserves/Loans	0.99	1.01	1.17	1.21	Very good reserve coverage
Reserves/NPAs	170.8	160.9	134.4	610.2	
Leverage Ratio	10.40	11.28	12.00	12.50	Still high capital
Total Risk-Based Capital Ratio	19.20	23.96	26.20	27.79	Well in excess of regulatory requirements
Per Share Data					
EPS	$0.82	$1.33	$1.58	$1.68	Exceptional EPS growth (29.8% CAGR)
Core EPS	$0.79	$1.33	$1.40	$1.38	Core EPS is lower but still shows good growth (22%)
Dividends	$0.30	$0.30	$0.33	$0.36	Increasing dividend - payout could be higher
Book Value	$10.57	$12.15	$13.73	$14.92	Rising book value (13.4% CAGR)
Tangible Book Value	$9.85	$11.48	$13.09	$14.30	Intangibles less significant (14.5% CAGR)

1

TRIANGLE CAPITAL PARTNERS
Investment Bankers

Situation Analysis UTBI has made great strides in the last 3 years Significant asset and deposit growth Earnings have almost doubled Asset quality is better and reserves are higher Stock price has doubled The economic environment has been very favorable Low interest rates widened margin Jittery stock market fueled deposit growth Future conditions are likely to be more challenging Narrowing margins as rates rise More competition for loans and deposits Higher operating expenses associated with new main office and Sarbanes-Oxley compliance Possible multiple contraction for bank stocks Higher tax rate

Alternative Courses of Action Strategic Alternatives Stay the Course Go Private Convert to Sub S Acquire Another Bank

3. "Stay the Course" Strategy

Assumptions Assets grow at a 5% annual rate Net income dips to $1.5 million in 2005, then increases $100,000 per year through 2009 The Company repurchases 3% (approx. 30,0000 of its shares each year through open market purchases The cash dividend increases 3 cents per year The Company remains registered with the SEC The stock trades for 16x earnings The acquisition value is approximately 21x earnings

Financial Projections 2002A 2003A LTM 9/04 2005E 2006E 2007E 2008E 2009E Assets ($000s) 111,753 116,982 122,771 128,910 135,355 142,123 149,229 156,690 Asset growth rate % 4.7% 4.9% 5.0% 5.0% 5.0% 5.0% 5.0% Equity ($000s) 15,925 16,893 17,856 18,191 18,601 19,064 19,587 20,166 Equity/assets 14.3% 14.4% 14.5% 14.1% 13.7% 13.4% 13.1% 12.9% Tangible equity/assets 13.5% 13.8% 13.9% 13.6% 13.3% 13.1% 12.8% 12.7% Net income ($000s) 1,762 2,006 2,059 1,500 1,600 1,700 1,800 1,900 ROA 1.63% 1.77% 1.72% 1.19% 1.21% 1.23% 1.24% 1.24% ROE 11.7% 12.5% 11.9% 8.3% 8.7% 9.0% 9.3% 9.6% Period end shares 1,311,124 1,230,379 1,196,999 1,161,089 1,126,256 1,092,469 1,059,695 1,027,904 Change % -6.2% -2.7% -3.0% -3.0% -3.0% -3.0% -3.0% Average shares 1,322,644 1,271,232 1,225,812 1,207,857 1,172,486 1,138,176 1,104,895 1,072,612 Per share - diluted EPS $1.33 $1.58 $1.68 $1.24 $1.36 $1.49 $1.63 $1.77 Core EPS $1.33 $1.40 $1.38 $1.24 $1.36 $1.49 $1.63 $1.77 Book value/share $12.15 $13.73 $14.92 $15.67 $16.52 $17.45 $18.48 $19.62 Tangible book value/share $11.48 $13.09 $14.30 $15.10 $16.01 $17.00 $18.09 $19.29 Dividends/share $0.30 $0.33 $0.36 $0.39 $0.42 $0.45 $0.48 $0.51 Dividend payout % 22.6% 20.9% 21.4% 31.4% 30.8% 30.1% 29.5% 28.8%

Projected Share Value

Conclusions UTBI can create shareholder value by sticking to its current business plan Although income is projected to decrease significantly in 2005, net income should begin to rebound in 2006 when the Fed finishes raising interest rates UTBI has demonstrated it can grow the balance sheet in a variety of interest rate environments Excess capital should continue to be deployed through a combination of: Balance sheet growth Share repurchases Cash dividends

4. Going Private Strategy

Going Private Overview In many cases, a bank may be deriving little benefit from being a registered company Despite being listed on a national exchange, the bank's stock suffers from a low valuation and / or a limited trading volume In some cases, the bank's stock may not even be listed on an exchange, but is subject to registration with the SEC Going private allows the bank to de-register with the SEC The goal of going private is to reduce the number of registered shareholders below 300 and eliminate all future SEC filings Once de-registered, the bank cannot be listed on the NASDAQ National and Small Cap Markets or the OTC Bulletin Board Shares can be listed on the Pink Sheets The bank can remain private as long as registered shareholders do not exceed 300 (500 in certain circumstances)

Recent Going Private Transactions Assets Announce Closing Transaction Transaction Company Ticker City State ($000s) Date Date Type Value Note Umbrella Bancorp, Incorporated Summit IL 230,515 11/14/03 11/14/03 Form 15 NA Huron National Bancorp, Inc. Rogers City MI 44,503 11/7/03 3/24/03 Reverse Stock Split $492,600 First National Bankshares Corp. Ronceverte WV 177,815 11/6/03 2/24/03 Cash Out Merger $3,720,574 HFB Financial Corporation HFBA Middlesboro KY 256,689 10/28/03 3/9/04 Cash Out Merger $468,400 Crazy Woman Creek Bancorp, Inc. CRZY Buffalo WY 77,669 10/3/03 11/17/03 Modified Dutch TO $6,387,500 Thrift, converted 1996 Coddle Creek Financial Corp. CDLC Mooresville NC 137,652 10/1/03 11/21/03 Odd Lot Tender Offer $250,800 Thrift, converted 1997 Benchmark Bankshares, Inc. BMRB Kenbridge VA 284,623 12/23/04 Pending Reverse Stock Split $11,796,169 Ridgestone Financial Services, Inc. RFSV Brookfield WI 93,908 12/22/04 Pending Form 15 NA KS Bancorp, Inc. KSAV Smithfield NC 223,208 12/22/04 Pending Reverse Stock Split $1,418,040 Thrift, converted 1993 Nicolet Bankshares, Inc. Green Bay WI 375,215 12/15/04 Pending Cash Out Merger $4,256,429 Commercial National Financial Corp. CEFC Ithaca MI 243,859 11/18/04 Pending Cash Out Merger $8,750,000 Mississippi River Bank Belle Chasse LA 96,815 11/18/04 Pending Reverse Stock Split NA Gateway Bancshares, Incorporated Ringgold GA 165,550 11/18/04 Pending Cash Out Merger NA United Commerce Bank UCMB Bloomington IN 114,791 10/28/04 10/28/04 Form 15 NA Central Federal Corporation GCFC Fairlawn OH 128,953 10/22/04 Pending Reverse Stock Split $1,940,811 Thrift, converted 1998 Blackhawk Bancorp, Inc. BKHB Beloit WI 415,911 10/22/04 Pending Reverse Stock Split $995,566 Eureka Financial Corporation (MHC) EKFC Pittsburgh PA 86,754 10/22/04 10/22/04 Form 15 NA Thrift, converted 1999 Alamogordo Financial Corp. (MHC) ALMG Alamogordo NM 157,747 10/12/04 10/21/04 Form 15 NA Thrift, converted 2000 Sturgis Bancorp, Inc. STBI Sturgis MI 312,431 9/29/04 Pending Cash Out Merger $588,832 Wells Financial Corp. WEFC Wells MN 223,353 9/28/04 Pending Modified Dutch TO $4,725,000 Thrift, converted 1995 Webster City Federal Bancorp (MHC) WCFB Webster City IA 104,796 9/23/04 9/23/04 Form 15 NA Thrift, converted 1994 Southern Michigan Bancorp Inc. SOMC Coldwater MI 310,815 9/3/04 Pending Cash Out Merger $1,213,215 Darlington County Bancshares, Inc. Darlington SC 36,134 9/1/04 Pending Cash Out Merger $161,355 West Metro Financial Services, Inc. Dallas GA 101,632 8/30/04 Pending Cash Out Merger NA Georgian Bancorp. Inc. Powder Springs GA 370,111 8/25/04 Pending Cash Out Merger $3,707,700 First Banking Center, Inc. FBGC Burlington WI 565,408 8/20/04 Pending Reverse Stock Split $21,660,000 First Southern Bancshares, Inc. FSTH Florence AL 95,164 7/8/04 Pending Cash Out Merger $1,241,190 Thrift, converted 1995 BancAffiliated, Inc. BAFI Bedford TX 98,369 6/30/04 6/30/04 Form 15 NA Thrift, converted 2001 Hemlock Federal Financial Corp. HMLK Oak Forest IL 312,468 6/1/04 6/30/04 Reverse Stock Split $232,000 Thrift, converted 1997 Logansport Financial Corp. LOGN Logansport IN 153,868 5/27/04 7/15/04 Odd Lot Tender Offer $207,496 Thrift, converted 1997 American Bancorp, Inc. ABNC Opelousas LA 100,781 4/16/04 9/30/04 Cash Out Merger $5,374,838 Coddle Creek Financial Corp. CDLC Mooresville NC 137,652 3/30/04 5/18/04 Reverse Stock Split $500,000 Thrift, converted 1997 Hemlock Federal Financial Corp. HMLK Oak Forest IL 312,468 3/16/04 5/14/04 Tender Offer $5,800,000 Thrift, converted 1997 High Country Bancorp, Inc. HCBC Salida CO 193,467 2/10/04 2/12/04 Form 15 NA Thrift, converted 1997 Easton Bancorp Inc. EASB Easton MD 101,837 1/2/04 6/17/04 Cash Out Merger $3,013,650 IBW Financial Corp. IBWF Washington DC 302,720 12/31/03 7/2/04 Reverse Stock Split $470,230 Sistersville Bancorp, Inc. SVBC Sistersville WV 47,566 11/26/03 11/26/03 Form 15 NA Thrift, converted 1997

General Considerations to Going Private Reaction of local community How will the community react to cashing out small shareholders? Are many small shareholders customers? Would a voluntary method of going private be better received? Reaction of institutional investors Will / can they continue to hold shares? Reaction from other banks Will going private encourage acquisition offers from other banks?

General Considerations to Going Private How many shareholders must be eliminated? How many shares do they own? Financial impact on the Company Cost of purchasing shares plus transaction costs Pro-forma capital ratios Impact on future growth Financing alternatives Ability to obtain favorable shareholder vote Insider ownership Past history of difficulty Shareholder sentiment

Reasons for Going Private Decreases legal and accounting expenses as well as certain shareholder- related costs Eliminates management time and resources devoted to SEC compliance and reporting Eliminates requirement to comply with Sarbanes- Oxley Section 404 creating significant expense and burden on small banks Eliminates audit committee and auditor independence requirements of Sarbanes- Oxley Eliminates personal liability of CEO and CFO due to certification of 10-Qs and 10-Ks Increases privacy Allows management to take longer term perspective Reduces vulnerability to lawsuits Improves shareholder composition If considering S-Corp status Discourages stock ownership by professional investors Increases ability to stay independent

Estimated Annual Cost Savings(1) Estimated Estimated Annual One-time Total Savings Costs Assets Announce from SEC of Company ($MM's) Transaction Date Compliance Transactions Benchmark Bankshares, Inc. 285 Reverse Stock Split 12/23/04 246,000 160,000 KS Bancorp, Inc. 223 Reverse Stock Split 12/22/04 165,500 110,500 Nicolet Bankshares, Inc. 375 Cash Out Merger 12/15/04 400,000 125,000 Commercial National Financial Corp. 244 Cash Out Merger 11/18/04 132,000 125,000 Central Federal Corporation 129 Reverse Stock Split 10/22/04 280,000 127,500 Southern Michigan Bancorp Inc. 311 Cash Out Merger 9/3/04 215,000 131,500 Hemlock Federal Financial Corp. 312 Reverse Stock Split 6/1/04 100,000 NA Coddle Creek Financial Corp. 138 Odd Lot Tender Offer / Reverse Stock Split 10/1/03 150,000 127,000 Chesapeake Financial Shares, Inc. 332 Reverse Stock Split 9/3/02 75,600 132,800 (1) Based on filings with the SEC and news articles.

Reasons for Not Going Private Reduces visibility of Company Possible negative reactions by shareholders and customers May reduce liquidity of stock Requires significant amount of time and expense If bank expects to sell additional shares If bank expects to make stock acquisitions May require shareholder and / or regulatory approval If registration statement filed within twelve months Makes stock-based compensation less attractive to employees May invite a hostile or competing offer from another bank May be forced to re- register due to forces beyond bank's control Rule 144 safe harbor for insider transactions is not available ESOP's and employer securities held in 401k plans create additional issues

Issues Regarding Employee Benefit Plans Disclaimer We are not employee benefit experts These issues may not be applicable to you There may be additional issues regarding employee benefit plans, so please check with your benefits advisor ESOPs Upon going private, a company becomes obligated to purchase the allocated ESOP shares of participants The ESOP shares must be valued annually The company must record this liability on its financial statements as a direct reduction of equity (it does not impact earnings) This liability increases as more shares are allocated and / or if the price of shares rises If the ESOP is terminated, the shares can be rolled over into self-directed IRA accounts, although many IRA providers will not accept private securities

Issues Regarding Employee Benefit Plans 401(k) Plans with Employer Securities Trustees are relieved of the potential liability for investment decisions of participants as long as the securities are traded on a national exchange Upon going private, this protection is no longer available, thereby exposing the trustees to personal liability for declines in value of the employer securities, even though the decision to invest is made by individual participants Typically, an employee cannot take a distribution unless they are age 59 1/2 or older or due to financial hardship The employer securities must be valued annually The easiest solution is for the employer securities to be sold The company can buy insurance or can indemnify the trustees if it desires to continue holding the securities

Ongoing Issues with Being Private Continue to monitor shareholder base Be aware of the broker "kick-out" rule Consider continuing to make quarterly financial data publicly available to shareholders Shareholder base is accustomed to it Helps with insider trades Helps with broker "kick- out" rule Maintain relationships with market makers

Evaluate Shareholder Base Understand the composition of the bank's shareholders Identify which small shareholders are also customers Evaluate change in ownership of bank May increase certain shareholders' ownership above 10% Is voting control of the bank affected? Determine exact number of shareholders Registered versus street name NOBO versus OBO

Registered Shareholder List Analysis Percent Number of Number of Outstanding Shareholders Shareholders Shares Shares CEDE & Co. 35 483,394 39.3% Newport Federal Bank ESOP 1 116,380 9.5% Richard Harwood 1 35,911 2.9% Other Shareholders Owning > 1% 7 131,786 10.7% Owning 10,000 - 12,001 shares 12 133,262 10.8% Owning 5,000 - 9,999 shares 11 70,084 5.7% Owning 2,501 - 4,999 shares 22 79,409 6.5% Owning 1,001 - 2,500 shares 39 71,295 5.8% Owning 501 - 1,000 shares 50 44,799 3.6% Owning 401 - 500 shares 47 23,425 1.9% Owning 301 - 400 shares 18 6,593 0.5% Owning 201 - 300 shares 35 9,351 0.8% Owning 200 - 200 shares 38 7,600 0.6% Owning 100 - 199 shares 118 12,318 1.0% Owning 0 - 99 shares 123 4,772 0.4% Total 557 1,230,379 100.0% * Number of shareholders represented by CEDE is estimated

Alternatives for Going Private Voluntary: Open market share repurchases Tender offers Involuntary: Reverse stock split Cash-out merger Other: Management buyout/leveraged buyout ESOP Form 13E(3) must be filed with the SEC if any of the above options are used to deregister. Sets forth the Board's reasons for going private and the impact on the company and its shareholders

Cash Out Merger / Reverse Stock Split Methods whereby the number of shareholders is reduced by eliminating all shareholders below a certain level of share ownership Due to involuntary nature, must be approved by shareholders Establish exchange ratio to guarantee reducing shareholders below 300 Value of shares is determined by the board and must be considered "fair" Typically, the board retains a financial advisor who will provide a fairness opinion The financial advisor studies the trading market for the bank's equity securities, apprises the board of the current market conditions, and evaluates the financial impact of the transaction on the bank Hiring a financial advisor helps the board fulfill its fiduciary obligations

Cash Out Merger Bank forms a dummy corporation Then, the bank merges with the dummy corporation Shareholders owning fewer than the threshold number of shares are cashed out Shareholders owning at least the threshold number of shares continue to own the same number of shares Example 100 share threshold $10.00 per share price Shareholder A owns 50 shares Shareholder B owns 125 shares Results Shareholder A receives $500 cash and retains no shares Shareholder B is unaffected and retains all 125 shares

Reverse Stock Split Exact opposite of more common forward stock split Instead of increasing the number of shares, the number of outstanding shares is reduced All fractional shares created must be cashed out, regardless of the number of shares owned Shareholders who end up owning less than one share receive cash Any shareholder who owns shares not equally divisible by the exchange ratio will receive cash for any fractional share created Typically followed by a forward split to put shareholders back in a similar position Example 1 for 100 exchange ratio $10.00 per share price Shareholder A owns 50 shares Shareholder B owns 125 shares Results Shareholder A Receives $500 cash Retains no shares Shareholder B Receives $250 cash Receives 1 share which becomes 100 shares after forward split

Cash-Out Merger Analysis Total 1:201 1:300 1:400 1:500 Registered Shareholders Cashed Out 557 279 302 323 333 Remaining 557 278 255 234 224 Shares Cashed Out Registered 746,985 24,690 30,441 37,034 41,059 Beneficial 483,394 15,978 19,699 23,966 26,570 Total 1,230,379 40,668 50,140 61,000 67,629 Percent of Outstanding Shares Cashed Out Registered 746,985 2.0% 2.5% 3.0% 3.3% Beneficial 483,394 1.3% 1.6% 1.9% 2.2% Total 1,230,379 3.3% 4.1% 5.0% 5.5% Estimated Cost ($000's) $20.00 $813 $1,003 $1,220 $1,353 $21.00 $854 $1,053 $1,281 $1,420 $22.00 $895 $1,103 $1,342 $1,488 $23.00 $935 $1,153 $1,403 $1,555 $24.00 $976 $1,203 $1,464 $1,623 $25.00 $1,017 $1,254 $1,525 $1,691 $26.00 $1,057 $1,304 $1,586 $1,758 * Highlighted cells are estimates

Financial Projections - Assumptions Same growth assumptions as "Stay the Course" scenario Shareholders with fewer than 300 shares cashed out in 2005 (50,000 shares acquired) Lower net income in 2005 due to professional fees Higher net income (+$100,000 after-tax) in 2006-2009 due to savings from deregistering The Company continues to repurchase 3% of its shares each year The cash dividend increases 3 cents per year

Financial Projections - Going Private 2005E 2006E 2007E 2008E 2009E Assets ($000s) 128,910 135,355 142,123 149,229 156,690 Asset growth rate % 5.0% 5.0% 5.0% 5.0% 5.0% Equity ($000s) 17,691 18,196 18,722 19,303 19,951 Equity/assets 13.7% 13.4% 13.2% 12.9% 12.7% Tangible equity/assets 13.2% 13.0% 12.8% 12.7% 12.5% Net income ($000s) 1,435 1,700 1,800 1,900 2,000 ROA 1.14% 1.29% 1.30% 1.30% 1.31% ROE 8.1% 9.5% 9.8% 10.0% 10.2% Period end shares 1,146,859 1,112,453 1,079,080 1,046,707 1,015,306 Change % -4.2% -3.0% -3.0% -3.0% -3.0% Average shares 1,200,742 1,158,469 1,124,579 1,091,706 1,059,820 Per share - diluted EPS $1.20 $1.47 $1.60 $1.74 $1.89 Core EPS $1.20 $1.47 $1.60 $1.74 $1.89 Book value/share $15.43 $16.36 $17.35 $18.44 $19.65 Tangible book value/share $14.86 $15.84 $16.89 $18.05 $19.32 Dividends/share $0.39 $0.42 $0.45 $0.48 $0.51 Dividend payout % 32.6% 28.6% 28.1% 27.6% 27.0%

Projected Share Value

Conclusions UTBI could save substantial expenses by going private SEC reporting Sarbanes-Oxley compliance Going private will also reduce director and officer liability and free up management time to focus on the business of the bank Going private will require eliminating certain small shareholders A cash-out merger or reverse stock split are more likely to be successful than other alternatives Cashing out shareholders with less than 300 shares will involve a cash outlay of $1.0 million to $1.3 million, and transaction expenses of approximately $100,000 (note: these estimates are subject to further refinement) Going private will create complexities with regard to benefit plans (401(k) and ESOP) Going private will keep UTBI out of the acquisition market for a period of time

5. Subchapter S Conversion Strategy

Reasons to Consider Sub S Conversion Achieves the same benefits as going private, plus the following... Avoids double taxation of corporate dividends Company no longer pays federal taxes Company still pays state taxes Shareholders report pro rata share of taxable income as ordinary income to IRS Shareholders receive annual schedule K-1 Shareholders typically make quarterly estimated tax payments Shareholders receive dividend to cover tax obligation Fewer shareholders makes long-term management decisions more viable May eliminate need to meet short-term earnings expectations

Sub S Requirements No more than 100 shareholders However, family members representing up to six generations may be treated as one shareholder Difficult to determine Shareholders cannot hold shares in an IRA There is an exclusion for bank shareholders who owned stock on October 22, 2004, but this exclusion does not apply to bank holding companies at this time IRAs can divest shares pursuant to Sub S conversion without penalty if certain conditions are met Shareholders cannot be corporations, partnerships, non-U.S. residents, and some trusts

Sub S Issues to Consider Reducing the shareholder base will involve cashing out more shareholders than going private Greater capital outlay Greater risk of shareholder dissent More complex transaction (multi-generational considerations, need to obtain info regarding stock held in brokerage accounts, IRAs, etc...) Sub S investment is different from owning shares in a publicly-traded thrift Requires a more sophisticated shareholder It does not make sense to retain small shareholders Limitations on trading Shareholder must agree to transfer restrictions to preserve Sub S status May involve a right of first refusal for bank to purchase the stock The Company will have very limited access to capital The Company's business strategy is likely to change Dividends will become primary focus of shareholders Built in gain rules (10 year holding period)

Sub S Analysis* Cash-out Merger at Total 1:1,001 1:1,500 1:2,000 1:3,000 1:4,000 1:5,000 Registered Shareholders Cashed Out 522 429 435 448 470 481 490 Remaining 522 93 87 74 52 41 32 Shares Cashed Out Registered 746,985 108,858 115,668 136,627 185,678 221,867 259,562 Beneficial 483,394 70,445 74,852 88,415 120,157 143,576 167,970 Total 1,230,379 179,303 190,520 225,042 305,835 365,443 427,532 Percent of Outstanding Shares Cashed Out Registered 746,985 8.8% 9.4% 11.1% 15.1% 18.0% 21.1% Beneficial 483,394 5.7% 6.1% 7.2% 9.8% 11.7% 13.7% Total 1,230,379 14.6% 15.5% 18.3% 24.9% 29.7% 34.7% Estimated Cost ($000's) $20.00 $3,586 $3,810 $4,501 $6,117 $7,309 $8,551 $21.00 $3,765 $4,001 $4,726 $6,423 $7,674 $8,978 $22.00 $3,945 $4,191 $4,951 $6,728 $8,040 $9,406 $23.00 $4,124 $4,382 $5,176 $7,034 $8,405 $9,833 $24.00 $4,303 $4,572 $5,401 $7,340 $8,771 $10,261 $25.00 $4,483 $4,763 $5,626 $7,646 $9,136 $10,688 $26.00 $4,662 $4,954 $5,851 $7,952 $9,502 $11,116 * The purpose of this analysis is to provide a rough estimate of the impact of Sub S conversion. This analysis ignores the impact of shares held in brokerage accounts. Many additional shareholders / shares could be affected. This analysis also ignores shareholders who are members of the same family.

Financial Projections - Assumptions Same growth assumptions as other scenarios Shareholders with less than 2000 shares cashed out in 2005 (225,000 shares acquired - for the purposes of example only) Lower net income in 2005 due to professional fees Substantially higher net income in 2006-2009 due to expense savings and the elimination of federal taxes Cash dividends are increased to 80% of EPS No further share repurchases

Financial Projections - Sub S Conversion 2005E 2006E 2007E 2008E 2009E Assets ($000s) 128,910 135,355 142,123 149,229 156,690 Asset growth rate % 5.0% 5.0% 5.0% 5.0% 5.0% Equity ($000s) 13,406 14,325 15,311 16,363 17,476 Equity/assets 10.4% 10.6% 10.8% 11.0% 11.2% Tangible equity/assets 9.9% 10.2% 10.4% 10.7% 10.9% Net income ($000s) 1,330 2,279 2,442 2,606 2,771 ROA 1.06% 1.72% 1.76% 1.79% 1.81% ROE 8.5% 16.4% 16.5% 16.5% 16.4% Period end shares 971,957 971,957 971,957 971,957 971,957 Change % -18.8% 0.0% 0.0% 0.0% 0.0% Average shares 1,113,291 1,000,770 1,000,770 1,000,770 1,000,770 Per share - diluted EPS $1.19 $2.28 $2.44 $2.60 $2.77 Book value/share $13.79 $14.74 $15.75 $16.84 $17.98 Tangible book value/share $13.12 $14.15 $15.25 $16.41 $17.64 Dividends/share $0.39 $1.82 $1.95 $2.08 $2.22 Dividend payout % 32.6% 79.9% 79.9% 79.9% 80.2%

Sub S Conversion - Conclusions By eliminating federal taxes, EPS and dividends should be substantially higher Subchapter S conversion is a long-term commitment It may be difficult to sell the Company for several years due to legal and tax considerations Ability to acquire other banks is significantly hindered Lack of access to capital markets Inability to add new shareholders Shareholders are likely to become fixated on maximizing the dividend Could impair ability to retain capital for growth Sub S stock will be very illiquid Limitations on transfer Higher EPS does not mean the acquisition value will be higher Sub S EPS must be adjusted for taxes to determine acquisition value of stock

6. Acquisition Strategy

Search Area for Targets

Potential Acquisition Targets

Company	City	County	Branches	Assets ($000)	Equity ($000)	Equity/ Assets (%)	ROA (%)	ROE (%)	NIM (%)	NPAs (%)	LLR/ Loans (%)
Farmers State Bank	Mountain City	Johnson, TN	3	117,768	17,312	14.70	1.32	9.4	4.44	0.75	1.22
SouthEast Bank & Trust	Athens	McMinn, TN	4	111,619	9,073	8.13	-0.18	-1.8	3.70	0.09	1.25
Peoples National Bank of La Follette	LaFollette	Campbell, TN	4	110,471	17,406	15.76	1.56	10.0	5.43	0.55	1.04
Citizens Bank of East Tennessee	Rogersville	Hawkins, TN	4	108,682	8,740	8.04	0.80	10.2	4.63	0.69	1.20
Peoples Bank of East Tennessee	Madisonville	Monroe, TN	6	106,332	8,779	8.26	0.68	8.3	4.12	0.24	1.27
Erwin National Bank	Erwin	Unicoi, TN	2	95,036	8,002	8.42	0.63	7.9	3.13	0.86	1.02
Benton Banking Company	Benton	Polk, TN	6	94,542	9,451	10.00	1.05	11.2	4.60	1.45	1.30
Community National Bank	Dayton	Rhea, TN	4	91,689	8,811	9.61	1.84	19.2	4.98	0.94	0.80
Bank of Greeneville	Greeneville	Greene, TN	3	91,326	7,544	8.26	0.63	7.4	4.92	2.10	2.04
Johnson County Bank	Mountain City	Johnson, TN	1	86,316	9,340	10.82	1.20	11.7	4.82	0.36	1.66
BankEast	Knoxville	Knox, TN	3	85,346	17,570	20.59	-2.77	-15.5	3.65	0.69	2.09
Citizens First Bank	Wartburg	Morgan, TN	2	83,101	8,193	9.86	0.82	10.2	4.66	0.84	1.03
Community Bank of East TN	Clinton	Anderson, TN	4	69,717	6,135	8.80	0.66	7.7	4.35	0.32	1.15
Community Trust & Banking Co.	Ooltewah	Hamilton, TN	3	68,947	7,492	10.87	0.46	3.6	4.27	0.00	1.24
Community National Bank	Morristown	Hamblen, TN	2	57,978	6,531	11.26	-2.97	-18.1	3.36	0.00	1.17
Security Federal Bank	**Elizabethton**	**Carter, TN**	**3**	**57,434**	**12,821**	**22.32**	**1.34**	**6.1**	**4.57**	**0.69**	**0.97**
Heritage Community Bank	Greeneville	Greene, TN	2	34,653	7,153	20.64	NA	NA	NA	0.00	1.25
American Trust Bank of East TN	Lenoir City	Loudon, TN	2	32,132	10,784	33.56	NA	NA	NA	0.00	1.31
Peoples Bank of Polk County	Benton	Polk, TN	1	23,338	2,847	12.20	0.72	5.6	4.35	0.33	1.36

Source: SNL Financial, LC; Twelve months ended 9/30/04

2

TRIANGLE CAPITAL PARTNERS
Investment Bankers

SFB Bancorp, Inc. LTM(1) Balance Sheet ($000s) 2001 2002 2003 9/30/2004 Total Assets 57,457 56,612 54,611 57,434 632 East Elk Avenue Net Loans 44,384 43,880 42,230 42,459 Elizabethton, TN 37643-3378 Deposits 45,350 43,612 41,445 41,277 (423) 543-1000 Borrowings - - - 2,570 Offices: 3 Equity 11,607 12,324 12,608 13,196 Tangible Equity 11,607 12,324 12,608 13,196 CEO: Peter W. Hampton (85) CFO: Bobby K. S. Hyatt (37) Profitability Net Income ($000s) 489 718 762 765 ROA 0.86 1.26 1.35 1.34 ROE 4.4 6.2 6.3 5.9 Core ROA 0.86 1.26 1.35 1.34 Trading Information Core ROE 4.4 6.2 6.3 5.9 Symbol SFBK Net Interest Margin 3.63 4.47 4.64 NA Stock Price $21.75 Non- Interest Income/Avg Assets 0.38 0.35 0.36 0.35 As of 1/11/2005 Non-Interest Expense/Avg Assets 2.42 2.50 2.55 2.49 Market Value ($mil) 12.4 Efficiency Ratio 62.4 53.4 52.7 52.2 Avg Daily Volume 177 Key Ratios Price/Book 94% NPAs/Assets 0.42 0.33 0.70 0.60 Price/Tangible Book 94% Reserves/Loans 0.83 0.82 0.92 0.98 Price/LTM EPS 15.9x Reserves/NPAs 154.8 192.1 101.8 120.6 Price/LTM Core EPS 15.9x Core Capital Ratio 18.70 20.50 22.10 22.33 Total Risk-Based Capital Ratio 33.00 36.80 39.90 40.96 Annual Dividend $0.20 Dividend Yield 0.9% Per Share Data Dividend Payout 15% EPS $0.89 $1.31 $1.37 $1.37 Core EPS $0.89 $1.31 $1.37 $1.37 EPS 2005E NA Book Value $19.91 $21.31 $22.10 $23.13 EPS Growth Rate NA Tangible Book Value $19.91 $21.31 $22.10 $23.13 (1) 9/30/04 financials based on regulatory filings and Triangle calculations.

Combined Branch Map - Newport Federal - Security Federal

Suggested Deal Terms Price: $30.00 per share Consideration: All cash (Raise $4 million of Trust Preferred) Transaction value: $18.1 million (including stock options) Price / book value: 130% Price / LTM EPS: 21.9x reported / core Premium / core deposits: 11.6% Corporate structure: Merge Security Federal Bank into Newport Federal; can be operated as "Security Federal Bank, a division of Newport Federal" Offices: Keep Elizabethton offices open; Sell or close Mtn. City Board: Add 1 director to UTBI board; Create Elizabethton advisory board; Make Peter Hampton Emeritus Director? Management: Peter Hampton to retire; Bobby Hyatt promoted to regional manager; consider adding lender

Projected Share Value

Pro Forma Balance Sheet

($000's)

	UTBI September 30, 2004		SFBK September 30, 2004		Purchase Adjustments	Pro Forma Combined $	Pro Forma Combined %
Assets							
Cash and securities	$39,929	32.5%	$12,980	22.6%	($15,296)	$37,613	22.0%
Loans	78,526	64.0%	42,459	73.9%		120,985	70.7%
Other real estate owned	74	0.1%	0	0.0%		74	0.0%
Goodwill	733	0.6%	0	0.0%	5,697	6,430	3.8%
Deposit intangible	0	0.0%	0	0.0%	619	619	0.4%
Other assets	3,509	2.9%	1,995	3.5%		5,504	3.2%
Total assets	$122,771	100.0%	$57,434	100.0%		$171,226	100.0%
Liabilities and Equity							
Deposits	$102,593	83.6%	$41,277	71.9%		$143,870	84.0%
Borrowings	0	0.0%	2,570	4.5%	0	2,570	1.5%
Trust preferred securities	0	0.0%	0	0.0%	4,000	4,000	2.3%
Other liabilities	2,322	1.9%	391	0.7%	217	2,930	1.7%
Total liabilities	104,915	85.5%	44,238	77.0%		153,370	89.6%
Preferred equity	0	0.0%	0	0.0%	0	0	0.0%
Common equity	17,856	14.5%	13,196	23.0%	(13,196)	17,856	10.4%
Equity	17,856	14.5%	13,196	23.0%		17,856	10.4%
Total liabilities and equity	$122,771	100.0%	$57,434	100.0%		$171,226	100.0%
Tangible equity	17,123	14.0%	13,196	23.0%		10,807	6.6%
Regulatory core capital	17,123	14.0%	13,196	23.0%		14,408	8.8%
Asset Quality							
Non-performing loans	83	0.10%	345	0.80%		428	0.35%
Non-performing assets	157	0.13%	345	0.60%		502	0.29%
Loan loss reserves	958		416			1,374	
Loan loss reserves/loans	1.21%		0.97%			1.12%	
Loan loss reserves/NPL	1154.2%		120.6%			321.0%	

Note: Assumes acquisition price of $30.00 per share all cash financed with $4MM of trust preferred.

6

TRIANGLE CAPITAL PARTNERS
Investment Bankers

Financial Projections - SFB Acquisition 2005E 2006E 2007E 2008E Quarters of Combined Operations 2 4 4 4 Assets ($000s) 179,651 187,291 195,277 203,626 Asset growth rate % 46.3% 4.3% 4.3% 4.3% Equity ($000s) 19,879 21,335 22,878 24,508 Equity/assets 11.1% 11.4% 11.7% 12.0% Tangible equity/assets 7.5% 8.1% 8.7% 9.2% Net income ($000s) 1,668 1,958 2,081 2,205 ROA 1.11% 1.07% 1.09% 1.11% ROE 8.8% 9.5% 9.4% 9.3% Period end shares 1,196,999 1,196,999 1,196,999 1,196,999 Change % 0.0% 0.0% 0.0% 0.0% Average shares 1,225,812 1,225,812 1,225,812 1,225,812 Per share - diluted EPS $1.36 $1.60 $1.70 $1.80 Book value/share $16.61 $17.82 $19.11 $20.47 Tangible book value/share $10.85 $12.22 $13.65 $15.14 Dividends/share $0.39 $0.42 $0.45 $0.48 Dividend payout % 28.7% 26.3% 26.5% 26.7% Note: Assumes acquisition price of $30.00 per share all cash financed with $4MM of trust preferred.

Dilution Analysis Period 2005E 2006E 2007E 2008E Standalone $1.22 $1.31 $1.39 $1.47 Pro Forma $1.36 $1.60 $1.70 $1.80 $0.14 $0.29 $0.31 $0.33 11.5% 22.1% 22.3% 22.4% Standalone $1.27 $1.35 $1.43 $1.51 Pro Forma $1.43 $1.69 $1.79 $1.88 $0.16 $0.34 $0.36 $0.37 12.6% 25.2% 25.2% 24.5% Standalone $16.07 $16.98 $17.95 $18.98 Pro Forma $16.61 $17.82 $19.11 $20.47 $0.54 $0.84 $1.16 $1.49 3.4% 4.9% 6.5% 7.9% Standalone $15.54 $16.52 $17.56 $18.65 Pro Forma $10.85 $12.22 $13.65 $15.14 ($4.69) ($4.30) ($3.91) ($3.51) -30.2% -26.0% -22.3% -18.8% Standalone 1.19% 1.21% 1.23% 1.24% Pro Forma 1.11% 1.07% 1.09% 1.11% -0.09% -0.14% -0.14% -0.13% -7.3% -11.9% -11.2% -10.5% Standalone 8.0% 8.1% 8.1% 8.1% Pro Forma 8.8% 9.5% 9.4% 9.3% 0.8% 1.4% 1.3% 1.2% 10.4% 17.5% 15.8% 14.3% Standalone 8.6% 8.6% 8.6% 8.5% Pro Forma 11.7% 15.0% 14.2% 13.4% 3.1% 6.4% 5.6% 4.8% 35.9% 74.7% 64.8% 56.7% Cash ROE Change ROA Change ROE Change Book value per share Change Tangible book/share Change Change EPS (diluted) Cash EPS Change Note: Assumes acquisition price of $30.00 per share all cash financed with $4MM of trust preferred.

Advantages & Disadvantages Disadvantages Advantages Cash transaction - no new shares Leverages balance sheet Accretive to both cash and GAAP EPS Manageable social issues Low risk balance sheet Clean asset quality Efficient operation CFO/COO is capable manager Logical base for Johnson City expansion Distance from Newport Attractiveness of Carter County (blue collar) Reduction in tangible book value Limited lending scope (mostly mortgage) Low fee income Willingness to sell?

Financial Comparison of Alternatives

Summary and Conclusions The status quo is a viable business strategy for UTBI If the board is interested in acquisitions, it makes sense to pursue that strategy first Going private may take UTBI out of the acquisition market for a period of time UTBI can go private after a cash acquisition with fewer concerns Sub S conversion may eliminate acquisitions as a business strategy altogether Going private will eliminate expenses and reduce liability Impact on benefit plans must be assessed Sub S conversion is a bigger leap with longer-term ramifications Significantly higher EPS and dividends Lower capital Less access to capital markets Very illiquid stock Tax implications for shareholders Company unlikely to buy or sell for several years

7. United Tennessee Bankshares, Inc.

Price / Volume Analysis

Deposit History Analysis CAGR County Address City/State/Zip 6/30/04 6/30/03 6/30/02 6/30/01 6/30/00 2000 - 2004 Cocke (TN) 344 W Broadway St Newport TN, 37821 $65,828 $60,704 $58,847 $42,715 $38,088 14.7% 263 E Broadway St Newport TN, 37821 $21,942 $20,164 $19,616 $28,477 $25,545 - 3.7% 345 Cosby Hwy Newport TN, 37821 $16,728 $16,024 $15,053 $13,802 $13,356 5.8% 3 Total Branches: $104,498 $96,892 $93,516 $84,994 $76,989 7.9% United Financial Banking Companies, Inc. - Branch Deposit Analysis Deposits ($ in 000)

Deposit Market Share Analysis Total Total Deposits Market Branch in Market Share Rank Institution Count ($000) (%) 1 NBN Corp. (TN) 5 138,194 37.3% 2 U.S. Bancorp (MN) 1 109,792 29.6% 3 United Tennessee Bankshares (TN) 3 104,498 28.2% 4 Greene County Bancshares Inc. (TN) 1 18,421 5.0% Totals 10 370,905 100.0% 1 NBN Corp. (TN) 4 132,529 36.3% 2 U.S. Bancorp (MN) 1 109,792 30.1% 3 United Tennessee Bankshares (TN) 3 104,498 28.6% 4 Greene County Bancshares Inc. (TN) 1 18,421 5.0% 5 Regions Financial Corp. (AL) 1 0 0.0% 6 Wachovia Corp. (NC) 1 0 0.0% Totals 11 365,240 100.0% COUNTY: Cocke, TN CITY: Newport, TN

United Tennessee Bankshares Balance Sheet Analysis Newport, TN ($000's) UTBI At December 31, At Growth Rates CAGR Assets 2000 2001 2002 2003 September 30, 2004 2001 2002 2003 9/30/04 2000-2004 Cash and equivalents $3,067 $2,123 $5,350 $5,196 $2,621 - 30.8% 152.0% -2.9% -49.6% - 4.1% Securities available for sale 24,357 24,398 25,267 29,756 37,308 0.2% 3.6% 17.8% 25.4% 12.0% Securities held to maturity 0 0 0 0 0 NA NA NA NA NM Cash and securities 27,424 26,521 30,617 34,952 39,929 - 3.3% 15.4% 14.2% 14.2% 10.5% Loans 69,538 72,919 79,165 78,875 79,484 4.9% 8.6% - 0.4% 0.8% 3.6% Loan loss reserves (660) (719) (803) (922) (958) 8.9% 11.7% 14.8% 3.9% 10.4% Loans receivable, net 68,878 72,200 78,362 77,953 78,526 4.8% 8.5% -0.5% 0.7% 3.6% Real estate owned 0 0 127 48 74 NA NA -62.2% 54.2% NM Goodwill and intangibles 1,033 953 873 793 733 -7.7% -8.4% - 9.2% -7.6% -8.7% Other assets 1,218 1,137 1,774 3,236 3,509 -6.7% 56.0% 82.4% 8.4% 32.6% Total assets $98,553 $100,811 $111,753 $116,982 $122,771 2.3% 10.9% 4.7% 4.9% 6.0% Liabilities and Equity Deposits $81,614 $84,810 $93,747 $98,107 $102,593 3.9% 10.5% 4.7% 4.6% 6.3% Borrowings 1,753 0 0 0 0 NA NA NA NA NM Other liabilities 1,856 1,833 2,081 1,982 2,322 -1.2% 13.5% -4.8% 17.2% 6.2% Total liabilities 85,223 86,643 95,828 100,089 104,915 1.7% 10.6% 4.4% 4.8% 5.7% Preferred equity 0 0 0 0 0 NM Common equity 12,157 12,880 14,385 15,761 16,674 5.9% 11.7% 9.6% 5.8% 8.8% Unrealized gain/(loss) on securities 1,173 1,288 1,540 1,132 1,182 9.8% 19.6% - 26.5% 4.4% 0.2% Total equity 13,330 14,168 15,925 16,893 17,856 6.3% 12.4% 6.1% 5.7% 8.1% Total liabilities and equity $98,553 $100,811 $111,753 $116,982 $122,771 2.3% 10.9% 4.7% 4.9% 6.0% Tangible equity 12,297 13,215 15,052 16,100 17,123 7.5% 13.9% 7.0% 6.4% 9.2% Common Size Cash and securities 27.8% 26.3% 27.4% 29.9% 32.5% Loans 69.9% 71.6% 70.1% 66.6% 64.0% Intangibles 1.0% 0.9% 0.8% 0.7% 0.6% Other assets 1.2% 1.1% 1.7% 2.8% 2.9% Deposits 82.8% 84.1% 83.9% 83.9% 83.6% Borrowings 1.8% 0.0% 0.0% 0.0% 0.0% Equity 13.5% 14.1% 14.3% 14.4% 14.5% Tangible equity 12.5% 13.1% 13.5% 13.8% 13.9% Source: SNL Financial LC and TCP calculations 1

United Tennessee Bankshares
Newport, TN
UTBI

Income Statement Analysis
($000s)

TRIANGLE CAPITAL PARTNERS
Investment Bankers

	Fiscal Year Ended December 31,					Quarter Ended					Last Four
	1999	2000	2001	2002	2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	Quarters
Interest income	$ 6,719	$ 7,251	$ 7,432	$ 7,213	$ 6,927	$ 1,712	$ 1,743	$ 1,682	$ 1,694	$ 1,733	$ 6,852
Interest expense	3,328	4,093	3,608	2,122	1,680	438	330	376	391	431	1,528
Net interest income	3,391	3,158	3,824	5,091	5,247	1,274	1,413	1,306	1,303	1,302	5,324
Loan loss provision	24	37	110	129	144	36	36	28	24	24	112
Net interest income after provision	3,367	3,121	3,714	4,962	5,103	1,238	1,377	1,278	1,279	1,278	5,212
Non-interest income:											
Loan sales	0	0	0	0	10	0	0	0	NA	NA	NA
Other non-interest income	214	304	377	367	453	134	105	130	133	131	499
Total non-interest income	214	304	377	367	463	134	105	130	133	131	499
Operating expenses:											
Compensation and benefits	1,134	1,118	1,252	1,355	1,535	324	549	510	339	415	1,813
Occupancy expense	228	218	214	304	259	61	70	60	90	55	275
Amortization of intangibles	81	81	81	81	80	20	20	20	20	20	80
Other expenses	856	823	889	887	957	252	207	229	269	241	946
Total operating expenses	2,299	2,240	2,436	2,627	2,831	657	846	819	718	731	3,114
Non-operating income (expense):											
Gain (loss) on sale of securities	(81)	(9)	3	46	105	0	92	0	0	26	118
Foreclosed property income	0	(19)	(22)	(8)	(8)	0	2	0	0	2	4
Other non-operating income (expense)	0	0	0	0	0	0	0	0	0	0	0
Net non-operating income (expense)	(81)	(28)	(19)	38	97	0	94	0	0	28	122
Minority interest	0	0	0	0	0	0	0	0	0	0	0
Income before taxes	1,201	1,157	1,636	2,740	2,832	715	730	589	694	706	2,719
Taxes	458	355	525	978	826	278	9	197	195	259	660
Extraordinary items, net	0	0	0	0	0	0	0	0	0	0	0
Reported net income	$743	$802	$1,111	$1,762	$2,006	$437	$721	$392	$499	$447	$2,059
Core net income	833	770	1,076	1,756	1,778	465	413	383	451	441	1,688
Cash net income	914	851	1,157	1,837	1,858	485	433	403	471	461	1,768
Common Size											
Net interest income	3.55%	3.28%	3.76%	4.72%	4.62%	4.38%	4.82%	4.47%	4.29%	4.23%	4.45%
Loan loss provision	0.03%	0.04%	0.11%	0.12%	0.13%	0.12%	0.12%	0.10%	0.08%	0.08%	0.09%
Non-interest income	0.22%	0.32%	0.37%	0.34%	0.41%	0.46%	0.36%	0.44%	0.44%	0.43%	0.42%
Operating expenses	2.40%	2.33%	2.39%	2.44%	2.49%	2.26%	2.88%	2.80%	2.36%	2.38%	2.60%
Intangibles amortization	0.08%	0.08%	0.08%	0.08%	0.07%	0.07%	0.07%	0.07%	0.07%	0.06%	0.07%
Non-operating income (expense)	-0.08%	-0.03%	-0.02%	0.04%	0.09%	0.00%	0.32%	0.00%	0.00%	0.09%	0.10%
Income before taxes	1.26%	1.20%	1.61%	2.54%	2.49%	2.46%	2.49%	2.02%	2.28%	2.29%	2.27%
Taxes	0.48%	0.37%	0.52%	0.91%	0.73%	0.96%	0.03%	0.67%	0.64%	0.84%	0.55%
Net income	0.78%	0.83%	1.09%	1.63%	1.77%	1.50%	2.46%	1.34%	1.64%	1.45%	1.72%

Source: SNL Financial LC and TCP calculations

2

United Tennessee Bankshares

Newport, TN

UTBI

Key Ratios
($000's)

TRIANGLE CAPITAL PARTNERS
Investment Bankers

	Fiscal Year Ended December 31,					Quarter Ended					Last Four
	1999	2000	2001	2002	2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	Quarters
Period end shares outstanding	1,382,013	1,382,013	1,341,012	1,311,124	1,230,379	1,241,879	1,230,379	1,230,379	1,202,379	1,196,999	1,196,999
Book value per share	$8.61	$9.65	$10.57	$12.15	$13.73	$13.19	$13.73	$14.43	$14.20	$14.92	$14.92
Tangible book value per share	$7.81	$8.90	$9.85	$11.48	$13.09	$12.54	$13.09	$13.80	$13.58	$14.30	$14.30
Earnings per share (reported)	$0.53	$0.58	$0.82	$1.33	$1.58	$0.34	$0.58	$0.32	$0.41	$0.37	$1.68
Earnings per share (core)	$0.59	$0.56	$0.79	$1.33	$1.40	$0.37	$0.33	$0.31	$0.37	$0.37	$1.38
Earnings per share (cash)	$0.65	$0.62	$0.85	$1.39	$1.46	$0.38	$0.35	$0.32	$0.38	$0.38	$1.44
Dividends per share	$4.30	$0.30	$0.30	$0.30	$0.33	$0.00	$0.00	$0.36	$0.00	$0.00	$0.36
Dividend payout ratio	811.3%	51.7%	36.6%	22.6%	20.9%	0.0%	0.0%	112.5%	0.0%	0.0%	21.4%
Average assets	95,595	96,337	101,731	107,818	113,600	116,275	117,332	116,897	121,549	123,100	119,720
Return on assets (reported)	0.78%	0.83%	1.09%	1.63%	1.77%	1.50%	2.46%	1.34%	1.64%	1.45%	1.72%
Return on assets (core)	0.87%	0.80%	1.06%	1.63%	1.56%	1.60%	1.41%	1.31%	1.48%	1.43%	1.41%
Return on assets (cash)	0.96%	0.88%	1.14%	1.70%	1.64%	1.67%	1.48%	1.38%	1.55%	1.50%	1.48%
Average common equity	17,284	12,616	14,291	15,034	16,113	16,210	16,638	17,244	17,647	17,467	17,249
Return on equity (reported)	4.3%	6.4%	7.8%	11.7%	12.4%	10.8%	17.3%	9.1%	11.3%	10.2%	11.9%
Return on equity (core)	4.8%	6.1%	7.5%	11.7%	11.0%	11.5%	9.9%	8.9%	10.2%	10.1%	9.8%
Return on equity (cash)	5.3%	6.7%	8.1%	12.2%	11.5%	12.0%	10.4%	9.3%	10.7%	10.6%	10.3%
Net interest margin	3.63%	3.36%	3.86%	4.94%	4.77%	4.68%	5.14%	4.63%	4.45%	4.47%	4.67%
Earning assets/costing liabilites	121.6%	114.6%	115.3%	113.3%	114.6%	NA	NA	115.4%	115.2%	NA	NA
Efficiency ratio	61.5%	61.8%	55.5%	46.5%	48.2%	45.2%	54.4%	55.6%	48.6%	49.6%	52.1%
Effective tax rate	38.1%	30.7%	32.1%	35.7%	29.2%	38.9%	1.2%	33.4%	28.1%	36.7%	24.3%
Non-performing assets/total assets	0.48%	0.57%	0.42%	0.45%	0.59%	0.35%	0.59%	0.56%	0.50%	0.13%	
Non-performing loans/gross loans	0.61%	0.80%	0.58%	0.47%	0.81%	0.45%	0.81%	0.51%	0.36%	0.10%	
Loan loss reserves/gross loans	1.06%	0.95%	0.99%	1.01%	1.17%	1.12%	1.17%	1.19%	1.22%	1.21%	
Loan loss reserves/NPLs	175.3%	118.3%	170.8%	215.9%	144.5%	247.5%	144.5%	235.9%	336.7%	1154.2%	
Net charge-offs/average loans	0.01%	0.06%	0.07%	0.06%	0.03%	0.06%	0.03%	0.08%	0.07%	0.06%	0.06%
Risk-weighted assets/total assets	47.5%	48.9%	56.2%	47.9%	46.8%	47.7%	46.8%	49.0%	47.8%	48.1%	
GAAP capital/total assets	12.64%	13.53%	14.05%	14.25%	14.44%	13.92%	14.44%	15.08%	13.84%	14.54%	
GAAP tangible capital/total assets	11.60%	12.61%	13.23%	13.58%	13.86%	13.32%	13.86%	14.51%	13.31%	14.03%	
Regulatory core capital	12.90%	9.10%	10.40%	11.28%	12.00%	11.32%	12.00%	12.48%	12.00%	12.50%	
Regulatory risk-based capital	27.70%	19.40%	19.20%	23.96%	26.20%	24.23%	26.20%	27.03%	27.03%	27.79%	

Source: SNL Financial LC and TCP calculations

3